UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 9, 2015

Artesanias Corp.

(Exact name of small business issuer as specified in its charter)

Nevada	46-4412037
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2532 Open Range Dr., Fort Worth TX 76177
(Address of principal executive offices)

(866) 281-1207
(Issuer’s telephone number)

____________________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

On June 9, 10, and 11, 2015, we entered into a series of three Convertible Promissory Notes (the “Notes”) with CMGT, Inc. (“CMGT”). We received a total of $118,000 in financing under the Notes. Each of the Notes bears interest at a rate of ten percent (10%) per year, with the principal and accrued interest being due one year from the date of issue. We may prepay the Notes in whole or in part without penalty. The Notes are convertible at a price equal to sixty percent (60%) of the market price for our common stock, which is defined as the average of the lowest three closing bid prices for our common stock in the ten trading days preceding the conversion. The conversion price of the Notes is also subject to adjustment in the event of certain stock issuances which are lower than the conversion price otherwise in effect at the time of the conversion. In addition, CMGT’s right to convert is limited such that no conversion can be made which would result in CMGT or its affiliates owning more than 4.99% of our issued and outstanding common stock following the conversion. This limit may be waived at CMGT option with 61 days’ prior notice. The foregoing is a summary of the material terms of the Notes, and not a complete description of their contents. The Notes, which are filed as Exhibits hereto, should be reviewed in their entirety for additional information.

We have also entered into two Investor Relations Consulting Agreements. One of the Consulting Agreements is with Robert Farrill, who has agreed to assist us with financial advisory and public and investor relations matters for a period of one (1) year or until terminated in our discretion. The agreement with Mr. Farrill calls for a total of $75,000 in compensation, plus any special charges for additional services to be invoiced separately. Our other Consulting Agreement is with DMM Enterprise, LLC who will also provide us with financial advisory and public and investor relations matters for a period of one (1) year or until terminated in our discretion. The agreement with DMM Enterprise calls for a monthly minimum of $500 in compensation, plus any special charges for additional services to be invoiced separately.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Convertible Promissory Note issued to CMGT, Inc. dated June 9, 2015
10.2	Convertible Promissory Note issued to CMGT, Inc. dated June 10, 2015
10.3	Convertible Promissory Note issued to CMGT, Inc. dated June 11, 2015
10.4	Investor Relations Consulting Agreement with Robert Farrill
10.5	Investor Relations Consulting Agreement with DMM Enterprise, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artesanias Corp.

/s/ Chitan Mistry

Chitan Mistry

Chief Executive Officer

Date: June 12, 2015

2